U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 14, 2011

SHEERVISION INC.
 (Exact name of small business issuer as specified in its charter)

Delaware	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4030 Palos Verdes Drive North
Suite 104
Rolling Hills Estates, California 90274
(Address of principal executive offices)

(310) 265-8918
(Issuer’s Telephone Number)

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick Adams

Effective April 6, 2011, Patrick Adams employment was terminated as SheerVision Inc. (the "Company") Chief Financial Officer. The termination of Mr. Adams employment did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Suzanne Lewsadder Appointment

On April 6, 2011, Ms. Suzanne Lewsadder was appointed as the Company’s Interim Chief Financial Officer. Ms. Lewsadder has served as the Company’s Chief Executive Officer, Treasurer and a director since November 30, 2005. Ms. Lewsadder has also served as the Company’s Chief Executive Officer since co-founding the company in 1999. Ms. Lewsadder has over twenty-five years experience starting and building enterprises, with a focus on operational management and strategic business development. As SheerVision’s Chief Executive Officer, Ms. Lewsadder runs day-to-day operations, oversees strategic alliances and develops marketing strategies. Ms. Lewsadder holds a B.A. degree in Organization Communications, Cum Laude, from California State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEERVISION, INC.
(Registrant)

Dated: April 14, 2011	By:	/s/ Suzanne Lewsadder
Suzanne Lewsadder
Chief Executive Officer